EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (File Nos. 333-73391, 333-106880, 333-106881, 333-132665, 333-181837 and 333-214452) of FirstCash, Inc. of our report dated March 13, 2015 relating to the financial statements and financial statement schedule of Cash America International, Inc. which appears in this Current Report on Form 8-K/A of FirstCash, Inc.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

November 18, 2016